UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2026

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0178960
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of principal executive offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Nonvoting Common Stock, par value $0.01 per share	BRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)On November 6, 2026, Patrick W. Allender notified the Board of Directors (the “Board”) of Brady Corporation (the “Company”) of his intention to retire from the Board and not stand for re-election at the Company’s upcoming Annual Shareholders’ Meeting.

(d)On November 6, 2026, the Board of Directors of the Company elected Scott J. Robinson and Kenneth J. Spangler to join the Board of Directors, effective November 9, 2026. Messrs. Robinson and Spangler had been nominated for election to the Board of Directors through a process conducted by the Corporate Governance Committee of the Board of Directors. Mr. Robinson has been appointed to the Audit Committee of the Board of Directors, and Mr. Spangler has been appointed to the Technology Committee of the Board of Directors.

Mr. Robinson was Senior Vice President, Chief Financial Officer for Donaldson Filtration Solutions from 2015 until his retirement in 2024. There are no actual or proposed transactions between Mr. Robinson or any of his related persons and the Company that would require disclosure under Item 404 (a) of Regulation S-K in connection with his appointment as a director of the Company.

Mr. Spangler was Executive Vice President, Information Technology and Chief Information Officer, Global Operating Technologies for FedEx from 2018 until his retirement in 2024. There are no actual or proposed transactions between Mr. Spangler or any of his related persons and the Company that would require disclosure under Item 404 (a) of Regulation S-K in connection with his appointment as a director of the Company.

Messrs. Robinson and Spangler will be entitled to the standard compensation provided to non-employee directors as described in the Company’s Annual Report on Form 10-K. Messrs. Robinson and Spangler will each receive an award of $160,000 in fair value of unrestricted Class A Nonvoting Common Stock with a grant date of November 9, 2026.

On November 9, 2026, the Company issued a press release announcing the appointment of Messrs. Robinson and Spangler to the Board of Directors. A copy of the press release is being provided to the Securities and Exchange Commission as Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release of Brady Corporation, dated November 9, 2026, relating to the retirement of Patrick W. Allender and the election of Scott J. Robinson and Kenneth J. Spangler to the Board of Directors.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: November 9, 2026

/s/ ANN E. THORNTON
Ann E. Thornton
Senior Vice President and Chief Financial Officer